EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-116893) pertaining to the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan of Senomyx, Inc. of our report dated February 14, 2005, included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ ERNST & YOUNG LLP
San Diego, California
March 8, 2005